Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2020 RESULTS

Fourth-Quarter 2020 Highlights

–	Midwest & South Achieves Record Fourth-Quarter Adjusted EBITDAR and Margins
–	Record Companywide Margins Demonstrate Sustainability of Operating Efficiencies
–	Online Gaming Growth Continues, as Company Prepares to Launch iCasino

LAS VEGAS - FEBRUARY 16, 2021 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2020.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Thanks to the dedicated efforts of the entire Boyd Gaming team and their commitment to our more efficient operating model, our Company continues to produce the highest margins in our history, even in the face of stricter COVID restrictions and several property closures. We achieved record Companywide operating margins for the second consecutive quarter, as nine properties nationwide set fourth-quarter EBITDAR records. In the Midwest & South, we delivered another record EBITDAR performance during the quarter, despite the closures of Par-A-Dice and Valley Forge due to state mandates. And in our Las Vegas Locals segment, business from our core local customer remains strong, with solid EBITDAR and margin growth on a same-store basis excluding The Orleans. At the same time, we continue to see encouraging results from online gaming. Through our partnership with FanDuel, we are benefitting from strong growth in mobile sports betting, and expect further upside as we prepare to launch a Stardust-branded iCasino in Pennsylvania in April, pending regulatory approval. We are excited about the long-term opportunities of online gaming and the improving prospects for our business in 2021 and beyond.”

Boyd Gaming reported fourth-quarter revenues of $635.9 million, compared to $833.1 million in the fourth quarter of 2019. The Company reported net income of $83.3 million, or $0.73 per share, for the fourth quarter of 2020, compared to $24.3 million, or $0.21 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $210.5 million in the fourth quarter of 2020, versus $227.6 million in the fourth quarter of 2019. Companywide margins were a fourth-quarter record 33.1%, up nearly 580 basis points from the prior year. Adjusted Earnings(1) for the fourth quarter of 2020 were $51.9 million, or $0.46 per share, compared to Adjusted Earnings of $57.4 million, or $0.50 per share, for the same period in 2019.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review(2)

During the fourth quarter of 2020, Midwest & South revenues were down 15.5% to $456.2 million, while Adjusted EBITDAR rose 1.3% to $159.5 million, and margins increased nearly 580 basis points to 35.0%, as the segment set new fourth-quarter records for Adjusted EBITDAR and margins. Broad-based Adjusted EBITDAR gains were partially offset by increased operating restrictions throughout the segment, as well as the temporary closure of Par-A-Dice in mid-November and Valley Forge in early December. Both properties reopened during January 2021. The Company’s Las Vegas Locals segment reported revenues of $161.5 million, down 27.9% from prior year, while Adjusted EBITDAR declined 4.2% to $70.2 million, as continued strength from local customers throughout the segment was offset by softness in destination business at The Orleans. Excluding The Orleans, same-store Adjusted EBITDAR grew nearly 13% in the Las Vegas Locals segment, as margins improved almost 1,300 basis points to 46.3%. The Company’s Downtown Las Vegas segment reported revenues of $18.2 million, down 73.9% from prior year, while Adjusted EBITDAR was essentially breakeven, reflecting continued weakness in tourism to the southern Nevada market, particularly from the segment’s core Hawaiian customer base.

(2)

Two Boyd Gaming properties remain closed: Eastside Cannery in the Las Vegas Locals segment, and Main Street Station in the Downtown Las Vegas segment. In the Las Vegas Locals segment, Eldorado Casino was closed until its sale on December 10, 2020.

Full-Year 2020 Results

The Company’s financial results for the full year ended December 31, 2020, were significantly impacted by state-mandated COVID-19 property closures that began in mid-March 2020 and continued through the second quarter, as well as increased operating restrictions and additional property closures in the fourth quarter of 2020. For the full year 2020, Boyd Gaming reported revenues of $2.18 billion, compared to $3.33 billion for the full year 2019. The Company reported a net loss of $134.7 million, or $1.19 per share, compared to net income of $157.6 million, or $1.38 per share, for the full year 2019.

The Company’s full-year 2020 results were impacted by $174.7 million in noncash, pretax intangible asset impairment charges.

Also reflecting the impact of the COVID-19 pandemic, total Adjusted EBITDAR for the full year 2020 was $609.9 million versus $896.7 million for the full year 2019. Full-year 2020 Adjusted Loss was $17.5 million, or $0.15 per share, compared to Adjusted Earnings of $203.6 million, or $1.79 per share, for the full year 2019.

Balance Sheet Statistics

As of December 31, 2020, Boyd Gaming had cash on hand of $519.2 million, and total debt of $3.95 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss fourth-quarter and full-year 2020 results today, February 16, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 7706912. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/39758.

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, February 16, beginning at 7:00 p.m. Eastern and continuing through Tuesday, February 23, at 11:59 p.m. Eastern. The conference number for the replay will be 10151817. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2020	2019	2020	2019
Revenues
Gaming	$514,517	$615,894	$1,775,358	$2,483,293
Food & beverage	39,555	116,647	178,878	447,853
Room	24,398	58,141	104,968	237,187
Other	57,398	42,449	119,286	157,786
Total revenues	635,868	833,131	2,178,490	3,326,119
Operating costs and expenses
Gaming	203,809	280,937	734,254	1,116,448
Food & beverage	37,391	105,340	182,666	412,949
Room	12,195	27,606	53,208	110,680
Other	37,535	23,986	66,960	96,140
Selling, general and administrative	89,677	110,572	350,358	459,583
Master lease rent expense (a)	25,915	24,665	101,907	97,723
Maintenance and utilities	26,546	35,515	115,097	154,673
Depreciation and amortization	75,533	76,173	281,031	276,569
Corporate expense	17,617	25,638	76,143	105,139
Project development, preopening and writedowns	(10,243)	7,485	(661)	21,728
Impairment of assets	3,600	—	174,700	—
Other operating items, net	4,994	355	28,564	1,919
Total operating costs and expenses	524,569	718,272	2,164,227	2,853,551
Operating income	111,299	114,859	14,263	472,568
Other expense (income)
Interest income	(424)	(502)	(1,900)	(1,858)
Interest expense, net of amounts capitalized	57,044	55,241	230,484	237,465
Loss on early extinguishments and modifications of debt	791	34,199	1,791	34,949
Other, net	(39,892)	113	(45,098)	(114)
Total other expense, net	17,519	89,051	185,277	270,442
Income (loss) before income taxes	93,780	25,808	(171,014)	202,126
Income tax benefit (provision)	(10,493)	(1,512)	36,314	(44,490)
Net income (loss)	$83,287	$24,296	$(134,700)	$157,636

Basic net income (loss) per common share	$0.73	$0.21	$(1.19)	$1.39
Weighted average basic shares outstanding	113,573	113,708	113,515	113,474

Diluted net income (loss) per common share	$0.73	$0.21	$(1.19)	$1.38
Weighted average diluted shares outstanding	113,945	114,149	113,515	113,947

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2020	2019	2020	2019
Total Revenues by Reportable Segment
Las Vegas Locals	$161,458	$223,851	$561,989	$880,935
Downtown Las Vegas	18,187	69,551	94,503	257,667
Midwest & South	456,223	539,729	1,521,998	2,187,517
Total revenues	$635,868	$833,131	$2,178,490	$3,326,119

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$70,224	$73,285	$198,744	$283,030
Downtown Las Vegas	(150)	19,583	1,075	62,413
Midwest & South	159,460	157,445	480,446	635,182
Property Adjusted EBITDAR	229,534	250,313	680,265	980,625
Corporate expense, net of share-based compensation expense (a)	(19,038)	(22,755)	(70,371)	(83,937)
Adjusted EBITDAR	210,496	227,558	609,894	896,688
Master lease rent expense (b)	(25,915)	(24,665)	(101,907)	(97,723)
Adjusted EBITDA	184,581	202,893	507,987	798,965

Other operating costs and expenses
Deferred rent	222	245	888	979
Depreciation and amortization	75,533	76,173	281,031	276,569
Share-based compensation expense	(824)	3,776	9,202	25,202
Project development, preopening and writedowns	(10,243)	7,485	(661)	21,728
Impairment of assets	3,600	—	174,700	—
Other operating items, net	4,994	355	28,564	1,919
Total other operating costs and expenses	73,282	88,034	493,724	326,397
Operating income	111,299	114,859	14,263	472,568
Other expense (income)
Interest income	(424)	(502)	(1,900)	(1,858)
Interest expense, net of amounts capitalized	57,044	55,241	230,484	237,465
Loss on early extinguishments and modifications of debt	791	34,199	1,791	34,949
Other, net	(39,892)	113	(45,098)	(114)
Total other expense, net	17,519	89,051	185,277	270,442
Income (loss) before income taxes	93,780	25,808	(171,014)	202,126
Income tax benefit (provision)	(10,493)	(1,512)	36,314	(44,490)
Net income (loss)	$83,287	$24,296	$(134,700)	$157,636

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2020	2019	2020	2019
Corporate expense as reported on Condensed Consolidated
Statements of Operations	$17,617	$25,638	$76,143	$105,139
Corporate share-based compensation expense	1,421	(2,883)	(5,772)	(21,202)
Corporate expense, net, as reported on the above table	$19,038	$22,755	$70,371	$83,937

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2020	2019	2020	2019
Net income (loss)	$83,287	$24,296	$(134,700)	$157,636
Pretax adjustments:
Project development, preopening and writedowns	(10,243)	7,485	(661)	21,728
Impairment of assets	3,600	—	174,700	—
Other operating items, net	4,994	355	28,564	1,919
Loss on early extinguishments and modifications of debt	791	34,199	1,791	34,949
Other, net	(39,892)	113	(45,098)	(114)
Total adjustments	(40,750)	42,152	159,296	58,482

Income tax effect for above adjustments	9,352	(9,029)	(38,207)	(12,513)
Impact of tax audit settlements	—	—	(4,505)	—
Impact of tax valuation allowance	—	—	568	—
Adjusted earnings (loss)	$51,889	$57,419	$(17,548)	$203,605

Net income (loss) per share, diluted	$0.73	$0.21	$(1.19)	$1.38
Pretax adjustments:
Project development, preopening and writedowns	(0.09)	0.07	(0.01)	0.19
Impairment of assets	0.03	—	1.54	—
Other operating items, net	0.05	—	0.25	0.02
Loss on early extinguishments and modifications of debt	0.01	0.30	0.02	0.31
Other, net	(0.35)	—	(0.40)	—
Total adjustments	(0.35)	0.37	1.40	0.52

Income tax effect for above adjustments	0.08	(0.08)	(0.33)	(0.11)
Impact of tax audit settlements	—	—	(0.04)	—
Impact of tax valuation allowance	—	—	0.01	—
Adjusted earnings (loss) per share, diluted	$0.46	$0.50	$(0.15)	$1.79

Weighted average diluted shares outstanding	113,945	114,149	113,515	113,947

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, EBITDAR (EBITDA further adjusted for rent expense associated with a REIT master lease), Adjusted EBITDAR, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.  We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR

EBITDA and EBITDAR are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA and EBITDAR when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA or Adjusted EBITDAR. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting. We use Adjusted EBITDA and Adjusted EBITDAR in this press release because we believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making. Adjusted EBITDA and Adjusted EBITDAR are among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA and Adjusted EBITDAR as measures in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA and Adjusted EBITDAR are also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net. Adjusted EBITDAR reflects Adjusted EBITDA further adjusted for rent expense associated with a master lease with a real estate investment trust.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, and other non-recurring adjustments, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance.  In addition, forward-looking statements in this press release include statements regarding the impacts of COVID-19 on the Company, future operating trends at the Company’s properties following reopening,  the continuation of the Company’s more efficient business model and the Company’s ability to maintain and continue to grow cost efficiencies and margin improvements , and the implementation and future business performance of the Company’s digital gaming initiatives.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the ongoing uncertainty about COVID-19, its duration and impact, the possibility of future closures and length of closures of the Company’s properties, negative perceptions of visiting properties that have large groups of people, the cost to comply with any mandated health requirements associated with the virus, the extent of consumer demand upon re-opening, the negative effects on the Company’s workforce, suppliers, contractors and other partners, as well as the impact on the customer experience of necessary health and safety measures implemented at the direction of State and local governments and gaming regulators.  Risks also include fluctuations in the Company's operating results; the results of operations of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the impact and effects of the local economies in the markets where the Company has operations; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states.  The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation’s leading sports-betting and iGaming operator.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  For additional Company information and press releases, visit www.boydgaming.com.